UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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THE CHINA FUND, INC.
(Name of Registrant as Specified in Its Charter)

CITY OF LONDON INVESTMENT GROUP PLC CITY OF LONDON INVESTMENT MANAGEMENT COMPANY LIMITED BARRY M. OLLIFF JULIAN REID RICHARD A. SILVER
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2018 ANNUAL MEETING OF STOCKHOLDERS
OF
THE CHINA FUND, INC.
_________________________

PROXY STATEMENT
OF
EMERGING MARKETS COUNTRY FUND
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Emerging Markets Country Fund, a private investment fund organized as a Delaware trust (“GBL”), City of London Investment Group PLC, a public limited company incorporated under the laws of England and Wales (“CLIG”), on behalf of itself, its wholly-owned subsidiary, City of London Investment Management Company Limited, a private limited company incorporated under the laws of England and Wales (“CLIM”), and the other City of London Funds1 (collectively, “City of London” or “we”) are significant stockholders of The China Fund, Inc., a Maryland corporation (the “Fund”), who, together with the other participants in this solicitation, beneficially own 26.9% of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Fund.

We are investors specializing in closed-end funds and, in addition to our investment in the Fund, have investments in other funds that offer emerging markets exposure. We are also long-term stockholders in the Fund and have been invested in the Fund continuously since 2013, having first filed a Schedule 13G in the Fund on February 11, 1998. As the largest stockholder in the Fund, owning more than 26.9% of the outstanding Shares, our interests are fully aligned with the interests of all the Fund’s stockholders. We believe that the Board of Directors of the Fund (the “Board”) must be reconstituted to ensure that the Board takes the necessary steps for the Fund’s stockholders to realize the maximum value of their investment. We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. We are seeking your support at the annual meeting of stockholders scheduled to be held at State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, on Tuesday, March 27, 2018 at 12:00 p.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

1 The term “City of London Funds” as used herein means each of: (a) the Emerging (BMI) Markets Country Fund (“BMI”), a private investment fund organized as a Delaware trust, (b) the Emerging Markets Free Fund (“CF”), a private investment fund organized as a Delaware trust, (c) the Emerging Markets Global Fund (“CG”), a private investment fund organized as a Delaware business trust, (d) the Emerging Markets Investable Fund (“CI”), a private investment fund organized as a Delaware business trust, (e) the Global Emerging Markets Fund (“EUREKA”), a private investment fund organized as a Delaware business trust, (f) The Emerging World Fund (“EWF”), a Dublin, Ireland-listed open-ended investment company, (g) the Emerging Free Markets Country Fund (“FREE”), a private investment fund organized as a Delaware business trust, (h) the Investable Emerging Markets Country Fund (“INV”), a private investment fund organized as a Delaware business trust, (i) the EM Plus CEF Fund (“PLUS”), a private investment fund organized as a Delaware business trust, (j) GBL and (k) an unaffiliated third-party segregated account over which CLIM exercises discretionary voting and investment authority (the “Segregated Accounts”).

Additionally, to ensure that the Fund is managed properly in the future, we believe it is essential to terminate all investment advisory and management agreements with Allianz Global Investors U.S. LLC (“Allianz” or the “Manager”), which the Board has conceded has been underperforming, and accordingly, we have submitted a stockholder proposal to that effect.

We are furnishing this proxy statement and the enclosed BLUE proxy card to stockholders in order to:

1.	Elect City of London’s two (2) director nominees, Julian Reid and Richard A. Silver (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class I directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	Terminate all investment advisory and management agreements between the Fund and Allianz; and
3.	Consider and act upon such other business as may properly come before the Annual Meeting.

If you have already sent a proxy card furnished by the Fund’s management to the Fund, you have every right to change your vote by signing, dating and returning the enclosed BLUE proxy card or by following the instructions for telephone or Internet voting detailed thereon. Only your latest dated proxy card counts!

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at the address and toll-free numbers listed below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE proxy card are available at

www.saratogaproxy.com/CityofLondon

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IMPORTANT

Your vote is important, no matter how few Shares you own. City of London urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with City of London’s recommendations on the other proposals on the agenda for the Annual Meeting.

•

If your Shares are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to City of London, c/o Saratoga Proxy Consulting LLC in the enclosed postage-paid envelope today.

•

If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Fund. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our two (2) Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of City of London’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

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WE BELIEVE THE BOARD OF DIRECTORS HAS FAILED TO ACT IN THE BEST INTEREST OF STOCKHOLDERS:

•	Exercise of Poor Judgment: Board Failed in its Aggressive Attempts to Install an Investment Adviser Whose Principal was Sanctioned by the SEC for Wrongdoing as the Fund’s Previous Portfolio Manager

•	Poor Investment Performance: Board is Attempting to Protect a Manager They Tried to Fire Last Summer, Who Has Poor NAV Performance vs. the Benchmark Index

•	Excessive Discount to Net Asset Value Represents Lost Dollars to Every Stockholder: Shares Traded at an Average Discount of 13.7% in 2016 and 10.6% in 2017

•	No “Skin in the Game”: Board Members Collectively Own Less than 7,000 Shares and Director Compensation is Entirely Cash-Based
•	Failure is Rewarded: Audit Committee Chair’s Compensation Was Increased by 50% Months After Disclosing an Unaccrued $2 Million Tax Liability on the Last Day of the 2015 Fiscal Year

•	Shareholders Deserve a New Direction: City of London’s Highly Qualified Nominees are Committed to Exploring ALL Opportunities to Maximize Value for Stockholders

THE TIME FOR ACTION IS NOW!

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REASONS FOR OUR SOLICITATION

City of London is the Fund’s largest stockholder, representing approximately 26.9% of the outstanding Shares, and has attempted to engage with the Board for several years to improve the Fund’s performance and the quality of the Board’s corporate governance, which can be readily observed in the many letters we have written to the Board, and which have been included as exhibits to City of London’s Schedule 13D and amendments thereto filed with the Securities and Exchange Commission (the “SEC”). We are seeking the election of our Nominees to the Board because, despite our attempts to foster a constructive dialogue with the Board, we believe the Board is indifferent to the legitimate concerns of its stockholders and must be immediately reconstituted.

The Fund has a History of Poor Performance and Persistently Wide Discount to NAV

Shares of the Fund have consistently traded at a discount to their net asset value (“NAV”). We believe that the fair value of a share of common stock of a closed-end fund should be its NAV or a value very close to it. When the discount in the shares of a closed-end fund is excessive, as is the case with the Fund, a stockholder who sells his or her shares is forced to leave behind a substantial portion of the value underlying the shares at the time of the sale. As shown in the table below, the average discount per Share of the Fund has widened each year from 9.1% in 2012 to 13.7% in 2016. The discount narrowed in 2017 to an average of 10.6%, which we believe was as a result of the anticipation of our proxy solicitation.

Average Discount to Net Asset Value per Share[2]
2012	2013	2014	2015	2016	2017
9.1%	10.7%	11.1%	13.0%	13.7%	10.6%

We believe the Board and the Fund’s investment manager Allianz Global Investors U.S. LLC (“Allianz”) are responsible for the persistent discount in the Shares and the Shares’ underperformance relative to the Fund’s benchmark, the MSCI Golden Dragon Index (the “Benchmark”). The Shares have trailed this Benchmark by 15% since April 2012,2 when an affiliate of Allianz was first installed as the Fund’s investment manager. Furthermore, the Fund continues to trail the Index for the year-to-date and three-year periods ended December 31, 2017, by approximately 6.3% and 8.6%, respectively.3 Indeed, the Board conceded in its semi-annual report to stockholders, dated April 30, 2017, that the Fund “underperformed the MSCI Golden Dragon Index for the one-, three-, and five-year periods ended December 31, 2016.” Nonetheless, in the very next sentence, the Board reached a puzzling conclusion – “Despite [the] general underperformance,” of the Fund, the Fund’s performance was “adequate.” The Board points to the fact that stockholders received a 37.9% return on NAV on an absolute basis in 2017. Investments are not made in a vacuum, and the return for a hypothetical investment in the Benchmark for 2017 was 44.2%.3 An investment in the Fund returned 6.3% less than a hypothetical investment in the Benchmark. The conclusion is clear – Allianz underperformed. We question whether the Fund’s stockholders agree with the Board’s determination that the Fund’s performance and that of its investment manager are “adequate.”

Termination of the Investment Manager is Not as Dire as the Board Depicts

It is the Board's duty to assess the Fund's investment manager.  If Allianz is terminated, the Board must simply do its job and find another manager.  The Fund can hire an interim manager, including Allianz, to manage the Fund until it can find a suitable replacement, for up to 150 days.  As the Fund’s largest stockholder we are confident our investment will not be put at risk and the Board, by acting reasonably and in the best interests of stockholders, will be able to find a superior investment manager to replace Allianz.  The Board's alarmist claims of the risk that the Fund will be without an investment manager are greatly overblown, as is their hyperbole about what City of London's undisclosed intentions are with respect to the Fund.  Our goal is simple - to elect a Board that is committed to maximizing value for its stockholders after carefully reviewing all strategic alternatives.   We are confident that our Nominees, if elected, will be able to identify outstanding replacement investment managers to the other members of the Board for their consideration, and a responsible Board, exercising their fiduciary obligations should be able to prevent a situation where the Fund does not have an investment manager.

2 Source: Bloomberg L.P.

3 Source: The Fund’s Monthly Insights report for December 2017

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We Believe the Board Has Lost All Credibility through its Repeated Attempts to Install Open Door Investment Management, Ltd. as the Fund’s Investment Manage

Three days after determining that the Fund’s underperformance relative to the Benchmark was nonetheless “adequate” and resolving to approve the continuation of the investment advisory contract with Allianz, on March 31, 2017, the Board threw stockholders another curveball when it announced that it had selected Open Door Investment Management, Ltd. (“Open Door”) to serve as the Fund’s new investment manager, subject to stockholder approval. Conspicuously absent from the Fund’s announcement was the fact that one of the principals of Open Door, Chris Ruffle, served as the Fund’s portfolio manager, from 2001 to 2011, when Mr. Ruffle was a senior member of Martin Currie Investment Management, Ltd. (“Martin Currie”), the Fund’s investment adviser during that period.

In 2014, Mr. Ruffle settled an enforcement proceeding brought by the SEC for his role in negotiating and causing the Fund to enter into an unlawful transaction which directly benefitted another Martin Currie client, a hedge fund which was facing mounting redemption requests from its investors and which had invested in illiquid convertible bonds issued by a certain Chinese company. To alleviate the hedge fund’s liquidity issues, Mr. Ruffle led the Fund to invest in convertible bonds issued by the Chinese company. The Chinese company then used the majority of the Fund’s investment proceeds to repay the hedge fund for preexisting convertible bonds that the hedge fund held. If it were not for the SEC’s enforcement proceeding and subsequent settlement with Mr. Ruffle, the Fund’s stockholders would have been left holding the bag as the Fund ultimately sold the convertible bonds at a 45% loss on their face value. In the proceeding, the SEC alleged that Mr. Ruffle aided and abetted a willful violation of a provision of the Investment Company Act of 1940. Under the terms of the settlement, Mr. Ruffle agreed to pay a fine of $150,000 and was barred from advising, or being associated with a U.S. registered investment company, or with an adviser to a U.S. registered investment company for a period of one year.

City of London refused to support the selection of Open Door as the Fund’s investment manager and we presumed that every other stockholder was also dismayed by the Board’s attempt to appoint Open Door as the Fund’s investment manager. Nonetheless, the Board expended valuable stockholder resources, adjourning and reconvening the special meeting to approve Open Door as the investment manager three times in order to solicit the votes of an outstanding majority of the Shares. On August 30, 2017, the Board finally relented in its failed attempt to install Open Door as the Fund’s investment manager and announced that Allianz would remain the Fund’s investment manager. We believe the Board has lost all credibility following its attempt to install an investment manager whose principal was previously sanctioned for wrongdoing in connection with his role as the portfolio manager of the Fund.

We Believe the Board is Stale and Is Not Aligned with Stockholders

We believe the Board’s ineffectiveness at tackling the persistent destruction of stockholder value is in large part a function of a troubling misalignment of interests between the directors and the Fund’s stockholders.  Change on the Board is critical to ensure renewed focus and commitment to unlocking stockholder value. We believe the current Board is stale, as the average tenure is approximately ten years. Three of the seven directors have served on the Board for over ten years and two directors, including Chairman Joe Rogers, have served on the Board for over 25 years. We believe that the Fund’s stock price has suffered due to the lack of fresh perspective on the Board.

Further, despite this long tenure, according to the current directors’ Section 16 filings, the Board collectively own less than 7,000 Shares in the Fund. Four directors have never purchased nor owned a single Share, including Mr. Richard Shore, a Class I director who is seeking reelection at the Annual Meeting.  Chairman Joe Rogers owns a paltry 1,750 Shares and has not purchased any Shares in the Fund for over a decade. City of London, on the other hand, is the Fund’s largest stockholder and owns approximately 26.9% of the outstanding Shares of the Fund.

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The current Board’s lack of alignment with stockholders is compounded by the fact that director compensation is comprised entirely of cash payments rather than equity awards, which potentially would have incentivized the Board’s performance. We lament the Board’s decision to reward the Chairman of the Audit Committee with an additional $10,000 per year, representing a 50% increase in his $20,000 annual stipend, given our belief that his lack of oversight over the Fund’s accounting service providers contributed to the Fund’s announcement of a $2 million tax liability on the last day of its 2015 fiscal year. Chinese tax authorities had provided guidance regarding the accrual of capital gains earlier that year. The aggregate remuneration for all directors for fiscal year 2016 was $450,000, in addition to $149,445 in reimbursed expenses for the Board’s regular trips to China, which we view as an extravagance that has not measurably benefitted stockholders. It is City of London’s long-standing and documented view that the Board’s ordinary course of business in overseeing a U.S.-listed closed-end fund relates to activities that occur within the United States (such as accruing for capital gains taxes in a timely manner), whereas the Fund’s investment manager is charged with researching and pursuing investment opportunities for the Fund, including with respect to local Chinese, Hong Kong, and Taiwanese securities. In light of the Fund’s poor investment performance and widening discount, stockholders appear to be suffering disproportionately. It seems apparent to us that with so little “skin in the game” the Board does not have the same commitment to stockholder value as we do.

We Believe the Board Must Evaluate ALL Opportunities to Maximize Value for Stockholders

City of London believes the Fund’s stockholders would find the opportunity to realize the NAV of their Shares an attractive option given the wide NAV discount and the Shares’ underperformance relative to the Fund’s Benchmark. Our Nominees, if elected, will constitute a minority of the Board and cannot guarantee the cooperation of the remaining members of the Board with respect to charting a path forward for the Fund, however, the Nominees intend to work constructively with the other members of the Board to discharge their duties as directors of the Fund in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. If elected, the Nominees will use their best efforts to cause the Board to evaluate all strategic alternatives to reduce the discount in the Shares or to otherwise return value to the Fund’s stockholders including, among others, by reinstating the share buyback program discontinued by the Board in March 2013, liquidating the Fund, or seeking the consolidation of the Fund with one or more other closed-end funds focused on the emerging markets.

 With respect to a potential consolidation of the Fund, our Nominees, if elected, and based on all of the information available to them as members of the Board, would consider whether a consolidation of the Fund with one or more other closed-end funds, including a consolidation conditioned upon a tender offer by the combined fund allowing stockholders in the combined fund to sell their shares at a price close to the combined fund’s NAV, would be in the best interests of the Fund’s stockholders. A similarly structured consolidation is currently awaiting approval by the stockholders of Aberdeen Chile Fund, Inc., and other Aberdeen closed-end funds, of which City of London is a stockholder. We believe the Fund’s stockholders deserve a Board that is willing to independently evaluate the benefit such a transaction, among all others alternatives, would provide to the Fund’s stockholders.

The time has come for stockholders to stop waiting for things to improve and to take action to lessen the discount by electing directors who have stockholders interests at the forefront.

SERIOUS ACTION IS NEEDED. IT IS TIME TO SEND A MESSAGE TO THE BOARD BY VOTING FOR CITY OF LONDON’S NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

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BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	City of London, which is not a hedge fund manager, has been invested in the Fund continuously since 2013. City of London was invested in the Fund prior to 2013 as well, having first filed a Schedule 13G for its holdings in the Fund on February 11, 1998.
•	On November 24, 2015, Jeremy Bannister and Ted Sevick, representatives of City of London, had a telephone conversation with Joe Rogers, the Fund’s Chairman, and Gary French, a Director and the Audit Committee Chairman, to discuss the $2 million adjustment to NAV on the last day of the 2015 fiscal year.
•

On February 4, 2016, City of London delivered a letter to Mr. Rogers regarding the Board’s approval to increase the Audit Committee Chairman’s annual fee to $30,000. City of London expressed that it was inappropriate for the Board to reward the Audit Committee Chairman with a 50% increase in his annual fee after the Fund’s announcement of a $2 million tax liability on the last day of its 2015 fiscal year. City of London requested that the Fund provide the background information, which supported the payment of an additional $45,000 in director compensation in a one-year period where the Board presumably met quarterly.

•	On February 16, 2016, Mr. Rogers delivered a letter to City of London defending the recent increases in director fees.
•	On January 18, 2017, City of London delivered a letter to Mr. Rogers about the Fund’s NAV performance, discounts, and costs. The letter noted that City of London had recently filed an updated Schedule 13G to reflect increased ownership of the Fund’s outstanding Shares as of December 31, 2016. The letter also noted that the increased investment should not be viewed as a vote of confidence, particularly pointing to (i) poor investment (NAV) performance, (ii) an increasingly wide discount (resulting in poor Share price performance) and (iii) a seemingly undisciplined cost structure.
•	On February 3, 2017, Mr. Rogers delivered a letter to City of London defending the Fund’s recent performance. Mr. Rogers highlighted that the Board was supportive of the Manager and believes that the Manager’s approach, knowledge of relevant markets and philosophy are sound.
•	On March 31, 2017, Mr. Rogers had a telephone conversation with Messrs. Bannister and Sevick, to inform City of London that the Board had selected Open Door to replace Allianz as the new investment manager of the Fund.
•	On April 4, 2017, Chris Ruffle, the co-owner of Open Door, spoke with Barry Olliff, the Director of City of London. Messrs. Olliff and Ruffle discussed the possibility of Open Door serving as investment manager to the Fund given the history of SEC and FSA sanctions against Mr. Ruffle.
•	On April 27, 2017, City of London delivered a letter to Mr. Rogers saying that as a long-term stockholder, City of London was dismayed at the Board’s decision to select Open Door as investment manager of the Fund. City of London further highlighted that it would submit a Rule 14a-8 proposal to terminate all investment advisory and management agreements between the Fund and Allianz prior to the deadline of September 21, 2017. City of London filed its Schedule 13D with the SEC at this juncture.
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•	On June 28, 2017, City of London delivered a letter to Mr. Rogers after the first postponement of the special meeting to vote on Open Door as investment manager of the Fund. The letter noted that City of London would not support Open Door, because Mr. Ruffle, the principal of Open Door, was the subject of an SEC administrative proceeding for wrongdoing in connection with his service as the Fund’s former portfolio manager.
•	On August 10, 2017, City of London delivered a letter to Mr. Rogers after the second postponement of the special meeting to vote on Open Door as investment manager of the Fund, highlighting City of London’s position for refusing to accept Open Door as investment manager of the Fund.
•	On September 11, 2017, City of London delivered a letter to Mr. Rogers after the vote on Open Door as investment manager of the Fund had failed to receive the requested support of the Fund’s stockholders. The letter stated that City of London had filed a 14a-8 proposal to terminate the Fund’s investment advisory and management agreements with Allianz.
•	Also on September 11, 2017, City of London delivered a letter to the Secretary of the Fund containing the termination proposal enclosed herein.
•	On December 29, 2017, City of London delivered a notice of stockholder nomination and business proposal to be considered by the Fund’s stockholders at the Annual Meeting.
•	On January 17, 2018, City of London filed its preliminary proxy statement with the SEC in connection with the Annual Meeting.
•	On January 23, 2018, the Fund filed its preliminary proxy statement with the SEC in connection with the Annual Meeting.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Fund has a classified Board, which is currently divided into three (3) classes. The directors in each class are elected for terms of three (3) years so that the term of office of one (1) class of directors expires at each annual meeting of stockholders. We believe that the terms of two (2) directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Fund’s two director nominees for terms ending in 2021. Your vote to elect our Nominees will have the legal effect of replacing two (2) incumbent directors with the Nominees. If elected, our Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Fund’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Fund are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. Mr. Reid is a citizen of the United Kingdom. Mr. Silver is a citizen of the United States.

Julian Reid, age 73, has spent 40 years in the global financial services industry specializing particularly in Asia. Since 2004 he has been Chairman of The Korea Fund, Inc. (NYSE:KF), a single-country, closed-end fund with approximately $280 million in assets. Mr. Reid served as a Director of Jardine Fleming China Region Fund, Inc. (NYSE: JFC), a closed-end fund investing in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan, and Macau, from May 1998 until its dissolution in July 2017. In addition, Mr. Reid has served as the Chief Executive of 3a Funds Group, a macro-style investment manager specializing particularly in Asian securities, from 2002 to December 2012: Director and Chairman of Morgan’s Walk Properties Limited, the management company of a London residential development, from 2002 to 2008: Director and Chairman of Prosperity Voskhod Fund Ltd. (LSE: PVF), a London listed, closed-end, limited life fund pursuing an event-driven and restructuring strategy, from October 2006 to October 2016, and JM Properties Limited, a Gibraltar-, subsequently Malta-based, UK property development company over 6 years to 2014. Mr. Reid is an Affiliate of the Securities Industry of Australia and has been licensed by the respective regulatory bodies in the United Kingdom, Hong Kong, Singapore and Australia. In 2007, Mr. Reid was named “Small Board Trustee of the Year” by Fund Directions, a U.S. publication focusing on corporate governance issues, for his work as the independent chairman of The Korea Fund, Inc. City of London believes Mr. Reid’s 40 years’ domestic and international closed-end fund experience, his service as the chairman and director of numerous closed-end funds, and his knowledge of the Asian environment will make him a valuable addition to the Board.

Richard A. Silver, age 71, currently serves as an Independent Director and Chair of the Audit & Compliance Committee of The Korea Fund, Inc. (NYSE: KF), a single-country closed-end fund with approximately $280 million in assets, since July 2006. Mr. Silver has more than 30 years of senior executive experience in the investment management industry. He previously served as Treasurer and Chief Financial Officer for the entire family of mutual funds managed by Fidelity Management & Research Co., from 1997 to 2000, and as Executive Vice President for Fidelity Investments, from 2000 to 2005, during which time he oversaw accounting, financial reporting and related operations for more than 400 mutual funds and 2,300 other investment portfolios. He also served as Senior Vice President, Treasurer and Chief Financial Officer of The Colonial Group, Inc. for nearly 19 years, heading the Fund’s financial services group. In addition, Mr. Silver served as the chairman of the Accounting/Treasurers’ Committee of the Investment Company Institute for approximately seven years. Mr. Silver received his B.S. in Accounting from Bentley University and his M.B.A. from Suffolk University. City of London believes Mr. Silver’s more than 30 years of experience as a senior executive in the investment management industry well qualifies him to serve on the Board.

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Mr. Silver personally assisted the securities and criminal divisions of the South Carolina Attorney General’s Office in their efforts to seek restitution from and hold accountable the sole manager of certain limited liability companies that owned tracts of timber land (the “Timber LLCs”), which Mr. Silver, among others, had invested in. Due in part to Mr. Silver’s forensic audit of the Timber LLCs’ records, the former manager of the Timber LLCs was convicted of securities fraud and plead and was found guilty of multiple criminal counts. In addition, the former manager of the Timber LLCs was required to surrender his membership interests in the Timber LLCs and to otherwise make restitution to the defrauded investors, including Mr. Silver. The principal business address of Mr. Reid is 601–603, Bonham Trade Centre, 50 Bonham Strand East, Sheung Wan, Hong Kong. The principal business address of Mr. Silver is 67 Fuskie Lane, Daufuskie Island, South Carolina 29915.

As of the date hereof, neither of Messrs. Reid and Silver own any Shares of the Fund.

Each of the Nominees may be deemed to be a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the Nominees specifically disclaims beneficial ownership of Shares that he does not directly own. For information regarding purchases and sales during the past two years by certain members of City of London of securities of the Fund, see Schedule I.

Other than as stated herein, there are no arrangements or understandings between members of City of London and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Fund if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

Additionally, on December 29, 2017, each of CLIG, CLIM, Barry M. Olliff, the Director of CLIM, and the Nominees entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, the parties agreed to (a) the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Fund and (b) solicit proxies for the election of the Nominees and approval of certain business proposals at the Annual Meeting.

Other than as disclosed in this Notice, there are no arrangements or understandings between the Nominating Stockholder or its affiliates and the Nominees or any other person or persons pursuant to which the nominations are to be made by the Nominating Stockholder.

Each of the Nominees has consented to be named as a Nominee in this Notice, to be named as a Nominee in any proxy statement filed by the Nominating Stockholder in connection with the solicitation of proxies from the Fund stockholders in connection with the Annual Meeting and to serve as a director of the Fund, if so elected (each, a “Consent” and collectively, the “Consents”).

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Each Nominee presently is, and if elected as a director of the Fund would be, an “independent director” within the meaning of (i) applicable NYSE listing standards applicable to board composition, including Rule 303.A and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Fund’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for substitute nominee(s). The Fund’s Amended and Restated Bylaws (the “Bylaws”) are silent with respect to the nomination of substitute nominees. In addition, we reserve the right to nominate substitute person(s) if the Fund makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee. In any such case, we would identify and properly nominate such substitute nominees and Shares represented by the enclosed BLUE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s) if the Fund increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of City of London that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Fund’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

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PROPOSAL NO. 2

PROPOSAL TO TERMINATE ALLIANZ AS INVESTMENT ADVISOR

Proposal

RESOLVED: All investment advisory and management agreements between The China Fund, Inc. (the " Fund") and Allianz Global Investors U.S. LLC ("Allianz") shall be terminated by the Fund, pursuant to the right of stockholders as embodied in Section 15(a)(3) of the Investment Company Act of 1940 and as required to be included in such agreements, at the earliest date the Fund is legally permitted to do so.

Supporting Statement

The investment results achieved by Allianz, the Fund's investment manager, did not keep pace with the Benchmark over an extended period. As such, Allianz, in its capacity as Manager, delivered unsatisfactory NAV investment performance. Therefore, all investment advisory and management agreements between the Fund and Allianz should be terminated by the Fund.

  As outlined in the Fund's "Semi-Annual Report to Stockholders – April 30, 2017", the Board considered the renewal of the investment management and portfolio management agreements.  The Manager's affiliate assumed its responsibilities effective April 6, 2012, and thus had crossed the five-year threshold at the date of the Semi-Annual Report.

  According to the section of the Semi-Annual Report entitled "Board Deliberations Regarding Approval of Investment Advisory Agreements," the Board determined that "the Fund underperformed the MSCI Golden Dragon Index for the one-, three- and five-year periods ended December 31, 2016 and outperformed the Index for the 10-year period ended December 31, 2016." The section went on the state that "The Directors concluded that, despite this general underperformance when compared to the Fund's benchmark, the performance of the Fund was adequate."

  The facts are that the NAV performance delivered by Allianz for the rolling periods ending June 30, 2017, according to the Fund's own published investment results, lagged the benchmark index by 4.79% for the 1-year period and 2.62% annualized for the 3-year period, equating to a cumulative underperformance of approximately 7.5%. This is weak investment performance.

  The Board deemed Allianz's performance to be "adequate" on March 28, 2017, but later that same day the Board resolved to select Open Door as successor to Allianz. Clearly, the Board's actions and its words on that day stand in opposition to each other.

  For the reasons outlined above, we urge stockholders to exercise their right pursuant to Section 15(a)(3) of the Investment Company Act to vote to terminate all investment advisory and management agreements with Allianz Global Investors U.S. LLC.

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VOTING AND PROXY PROCEDURES

The Fund has set the close of business on February 2, 2018 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The Fund has not yet publicly disclosed how many shares of Common Stock were outstanding as of the Record Date. As of December 31, 2017, there were 15,772,674 shares of Common Stock outstanding, as disclosed in the Fund’s Monthly Insights Report dated as of December 31, 2017. Once the Fund publicly discloses the number of shares of Common Stock outstanding as of the Record Date, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

Stockholders are entitled to one vote for each Share held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, City of London believes that the only outstanding class of securities of the Fund entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees.

According to the Fund’s proxy statement for the Annual Meeting, the current Board intends to nominate two (2) candidates for election as Class I directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our two (2) Nominees. Accordingly, the enclosed BLUE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Fund’s nominees. The participants in this solicitation intend to vote the City of London Group Shares in favor of the Nominees. Stockholders should refer to the Fund’s proxy statement for the names, backgrounds, qualifications and other information concerning the Fund’s nominees.

While we currently intend to vote all of the City of London Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the City of London Group Shares for some or all of the Fund’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the City of London Group Shares for some or all of the Fund’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the City of London Group Shares we could help elect the Fund nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all Shares represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of Shares that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding Shares as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

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Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under rules of the NYSE, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your Shares will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors – The election of directors of the Fund requires the affirmative vote of the holders of a majority of the votes cast on the election of directors at the Annual Meeting.

Proposal to Terminate Investment Adviser – The approval of Proposal 2 requires the affirmative vote of a majority of the outstanding voting securities of the Fund. The vote of a majority of the outstanding voting securities is defined in the Investment Company Act of 1940 as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy or (ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon.

Under applicable Maryland law, none of the holders of Shares is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with City of London’s recommendations specified herein and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Fund may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to City of London in care of John Ferguson of Saratoga Proxy Consulting LLC at the address set forth on the back cover of this Proxy Statement or to the Fund at The China Fund, Inc., c/o Secretary of the Fund/ State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02206-5049 or any other address provided by the Fund. Although a revocation is effective if delivered to the Fund, we request that either the original or photostatic copies of all revocations be mailed to City of London in care of John Ferguson at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, John Ferguson of Saratoga Proxy Consulting LLC may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

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IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by City of London. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of City of London have entered into an agreement with Saratoga Proxy Consulting LLC for solicitation and advisory services in connection with this solicitation, for which Saratoga Proxy Consulting LLC will receive a fee not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga Proxy Consulting LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. City of London has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares Stock they hold of record. City of London will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga Proxy Consulting LLC will employ approximately 15 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by City of London. Costs of this solicitation of proxies are currently estimated to be approximately $250,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). City of London estimates that through the date hereof its expenses in connection with this solicitation are approximately $75,000. City of London intends to seek reimbursement from the Fund of all expenses it incurs in connection with this solicitation if one or more of its Nominees are elected to the Board. City of London does not intend to submit the question of such reimbursement to a vote of security holders of the Fund.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of City of London are participants in this solicitation.

The principal business of CLIG is serving as the parent holding company for the City of London group of companies, including CLIM. The business address of CLIG is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, CLIG, through its control of CLIM, is the beneficial owner of 4,192,505 Shares (representing 308,857 Shares owned directly by BMI, 116,563 Shares owned directly by CF, 250,030 Shares owned directly by CG, 172,029 Shares owned directly by CI, 357,943 Shares owned directly by EUREKA, 168,067 Shares owned directly by EWF, 158,448 Shares owned directly by FREE, 305,401 Shares owned directly by GBL, 46,658 Shares owned directly by INV, 42,096 Shares owned directly by PLUS, and 2,303,802 Shares owned directly by the Segregated Accounts).

CLIM is an emerging markets fund manager which specializes in investing in closed-end investment companies and is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. CLIM is principally engaged in the business of providing investment advisory services to segregated accounts and various investment funds. The business address of CLIM is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, CLIG, through its control of CLIM, is the beneficial owner of 4,229,534 Shares (representing 308,857 Shares owned directly by BMI, 116,563 Shares owned directly by CF, 250,030 Shares owned directly by CG, 172,029 Shares owned directly by CI, 357,943 Shares owned directly by EUREKA, 168,067 Shares owned directly by EWF, 158,448 Shares owned directly by FREE, 305,401 Shares owned directly by GBL, 46,658 Shares owned directly by INV, 42,096 Shares owned directly by PLUS, and 2,303,802 Shares owned directly by the Segregated Accounts).

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The names of the directors and executive officers of CLIG and their present principal occupation or employment are as follows: David Cardale, Non-Executive Chairman; Barry M. Olliff, Chief Executive Officer, Susannah Nicklin, Non-Executive Director; Mark Driver, Non-Executive Director; Barry Aling, Non-Executive Director; Mark Dwyer, Executive Director; Tracy Rodrigues, Executive Director; and Thomas Griffith, Executive Director. The business address of such persons is c/o City of London Investment Group PLC, 77 Gracechurch Street, London EC3V 0AS, England.

The names of the directors and executive officers of CLIM and their present principal occupation or employment are as follows: David Cardale, Non-Executive Chairman; Barry M. Olliff, Chief Executive Officer/Chief Investment Officer, Tracy Rodrigues, Finance Director; Mark Dwyer, Director; and Thomas Griffith, Director. The business address of such persons is c/o City of London Investment Group PLC, 77 Gracechurch Street, London EC3V 0AS, England.

BMI is a private investment fund organized as a Delaware business trust. The business address of BMI is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, BMI owns directly 308,857 Shares.

CF is a private investment fund organized as a Delaware business trust. The business address of CF is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, CF owns directly 116,563 Shares.

CG is a private investment fund organized as a Delaware business trust. The business address of CG is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, CG owns directly 250,030 Shares.

CI is a private investment fund organized as a Delaware business trust. The business address of CI is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, CI owns directly 172,029 Shares.

EUREKA is a private investment fund organized as a Delaware business trust. The business address of EUREKA is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, EUREKA owns directly 357,943 Shares.

EWF is a Dublin, Ireland-listed investment company organized under the laws of Ireland. The business address of EWF is IFSC House, International Financial Services Centre, Dublin 1, Ireland. As of the date of the mailing of this proxy statement, EWF owns directly 168,067 Shares.

FREE is a private investment fund organized as a Delaware business trust. The business address of FREE is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, FREE owns directly 158,448 Shares.

GBL is a private investment fund organized as a Delaware business trust. The business address of GBL is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, GBL owns directly 305,041 Shares.

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INV is a private investment fund organized as a Delaware business trust. The business address of INV is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, INV owns directly 46,658 Shares.

PLUS is a private investment fund organized as a Delaware business trust. The business address of PLUS is 77 Gracechurch Street, London EC3V 0AS, England. As of the date of the mailing of this proxy statement, PLUS owns directly 42,096 Shares.

The principal business address of Mr. Reid is 601–603, Bonham Trade Centre, 50 Bonham Strand East, Sheung Wan, Hong Kong. The principal business address of Mr. Silver is 67 Fuskie Lane, Daufuskie Island, South Carolina 29915.

Each participant in this solicitation may be deemed a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The “group” may be deemed to beneficially own the 4,192,505 Shares owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the Shares he or it does not directly own. For information regarding purchases and sales of securities of the Fund during the past two years by the participants in this solicitation, see Schedule I.

The Shares directly beneficially owned by each of CLIG, CLIM, BMI, CF, CG, CI, EUREKA, EWF, FREE, GBL, INV, PLUS and the Segregated Accounts were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Fund; (iii) no participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Fund during the past two years; (v) no part of the purchase price or market value of the securities of the Fund owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Fund or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

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There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Schedules hereto), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

City of London is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which City of London is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

The Company has not yet publicly disclosed the deadline for stockholders to submit a proposal in order to be considered for inclusion in the Company’s proxy statement and the form of proxy for the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). Once the Company publicly discloses this deadline, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2019 Annual Meeting must give written notice of that proposal to the Fund’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Therefore, to be presented at the 2019 Annual Meeting, such a proposal must be received on or after December 27, 2018 and not later than January 26, 2019.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2019 Annual Meeting is based on information contained in the Fund’s proxy statement and the Bylaws. The incorporation of this information in this proxy statement should not be construed as an admission by City of London that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE FUND’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING based on reliance on Rule 14a-5(c). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE FUND’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE FUND’S DIRECTORS, RELATED PARTY TRANSACTIONS, AND GENERAL INFORMATION CONCERNING THE FUND’S ADMINISTRATION, INVESTMENT MANAGER, AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE FUND.

The information concerning the Fund contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Emerging Markets Country Fund

January 31, 2018

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE FUND

DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Purchased/(Sold)	Date of Purchase/Sale

emerging (BMI) markets country fund

Purchase of Common Stock	21,176	08/08/2016
Purchase of Common Stock	2,900	08/15/2016
Purchase of Common Stock	1,600	08/17/2016
Purchase of Common Stock	20,265	09/06/2016
Purchase of Common Stock	8,596	11/18/2016
Purchase of Common Stock	8,900	12/09/2016
Purchase of Common Stock	14,000	12/28/2016
Purchase of Common Stock	17,281	02/14/2017
Purchase of Common Stock	17,701	03/02/2017
Purchase of Common Stock	43,107	03/16/2017
Purchase of Common Stock	29,677	03/17/2017

EMERGING MARKETS FREE FUND
Purchase of Common Stock	4,521	07/27/2016
Purchase of Common Stock	5,000	08/11/2016
Purchase of Common Stock	6,000	10/18/2016
Purchase of Common Stock	10,000	11/04/2016
Purchase of Common Stock	3,271	11/10/2016
Purchase of Common Stock	5,159	11/22/2016
Purchase of Common Stock	4,979	03/13/2017
Purchase of Common Stock	1,090	04/07/2017
Purchase of Common Stock	8,674	11/14/2017
Purchase of Common Stock	7,000	12/01/2017
Purchase of Common Stock	3,534	12/04/2017
Purchase of Common Stock	7,740	12/06/2017
Purchase of Common Stock	4,727	12/07/2017
Purchase of Common Stock	1,000	12/08/2017
Purchase of Common Stock	2,152	12/11/2017
Purchase of Common Stock	2,374	12/12/2017
Purchase of Common Stock	6,916	12/19/2017

I-1

EMERGING MARKETS GLOBAL FUND
Purchase of Common Stock	12,157	08/10/2016
Purchase of Common Stock	748	08/18/2016
Purchase of Common Stock	876	01/04/2017
Purchase of Common Stock	1,502	01/06/2017
Purchase of Common Stock	52,084	01/09/2017
Purchase of Common Stock	7,138	02/15/2017
Purchase of Common Stock	17,701	03/02/2017
Purchase of Common Stock	8,783	03/03/2017
Purchase of Common Stock	3,600	04/03/2017
Purchase of Common Stock	15,402	04/05/2017

EMERGING MARKETS INVESTABLE FUND
Purchase of Common Stock	3,929	05/03/2016
Purchase of Common Stock	9,633	05/10/2016
Purchase of Common Stock	20,000	05/12/2016
Purchase of Common Stock	12,605	08/19/2016

GLOBAL EMERGING MARKETS FUND
Purchase of Common Stock	4,000	06/01/2016
Purchase of Common Stock	11,800	06/03/2016
Purchase of Common Stock	7,210	10/25/2016
Purchase of Common Stock	2,400	11/08/2016
Purchase of Common Stock	20,000	11/10/2016
Purchase of Common Stock	13,943	12/27/2016
Purchase of Common Stock	3,003	12/30/2016
Purchase of Common Stock	4,167	03/07/2017
Purchase of Common Stock	4,327	04/25/2017
Purchase of Common Stock	9,492	06/02/2017
Purchase of Common Stock	6,551	06/06/2017
Purchase of Common Stock	17,866	10/26/2017
Purchase of Common Stock	3,109	11/01/2017
Purchase of Common Stock	2,304	11/10/2017
Purchase of Common Stock	7,860	11/15/2017
Purchase of Common Stock	9,714	11/16/2017
Purchase of Common Stock	4,855	11/17/2017
Purchase of Common Stock	33,407	11/24/2017
Purchase of Common Stock	12,733	12/29/2017
Purchase of Common Stock	1,900	01/09/2018

Purchase of Common Stock	4,225	01/12/2018
Purchase of Common Stock	13,008	01/16/2018
Purchase of Common Stock	3,500	01/17/2018
Purchase of Common Stock	1,091	01/18/2018

THE EMERGING WORLD FUND
Purchase of Common Stock	1,419	03/04/2016
Purchase of Common Stock	15,000	03/31/2016
Purchase of Common Stock	23,545	05/19/2016
Purchase of Common Stock	20,000	05/26/2016
Purchase of Common Stock	10,400	05/27/2016
Purchase of Common Stock	13,634	12/14/2016
Purchase of Common Stock	4,166	03/07/2017
Purchase of Common Stock	20,943	05/30/2017

I-2

EMERGING FREE MARKETS COUNTRY FUND
Purchase of Common Stock	13,149	06/30/2016
Purchase of Common Stock	23,101	08/12/2016
Purchase of Common Stock	10,000	10/24/2016
Purchase of Common Stock	15,088	10/31/2016
Purchase of Common Stock	4,195	11/02/2016
Purchase of Common Stock	21,585	12/23/2016
Purchase of Common Stock	8,512	12/27/2017

EMERGING MARKETS COUNTRY FUND
Purchase of Common Stock	6,950	02/01/2016
Purchase of Common Stock	4,900	02/08/2017
Purchase of Common Stock	60,000	03/15/2017

INVESTABLE EMERGING MARKETS COUNTRY FUND
Purchase of Common Stock	7,859	05/03/2016
Purchase of Common Stock	5,117	05/09/2016
Purchase of Common Stock	5,000	05/10/2016
Sale of Common Stock	(13,761)	10/06/2016
Sale of Common Stock	(16,199)	10/10/2016
Purchase of Common Stock	10,000	11/01/2016
Purchase of Common Stock	4,465	11/04/2016

THE EM PLUS CEF FUND
Sale of Common Stock	(11,700)	06/28/2016
Purchase of Common Stock	6,800	06/08/2017
Purchase of Common Stock	7,190	06/26/2017
Purchase of Common Stock	10,000	07/11/2017
Purchase of Common Stock	10,000	10/27/2017
Purchase of Common Stock	8,106	10/30/2017

UNAFFILIATED THIRD-PARTY SEGREGATED ACCOUNTS
Purchase of Common Stock	5,000	01/27/2016
Purchase of Common Stock	5,000	01/29/2016
Purchase of Common Stock	3,636	01/29/2016
Purchase of Common Stock	5,000	01/29/2016
Purchase of Common Stock	695	02/01/2016
Sale of Common Stock	(65,000)	02/03/2016
Sale of Common Stock	(10,000)	02/03/2016
Purchase of Common Stock	13,889	02/18/2016
Purchase of Common Stock	1,111	02/18/2016
Purchase of Common Stock	1,572	02/19/2016
Purchase of Common Stock	1,600	02/19/2016
Purchase of Common Stock	7,324	03/02/2016
Purchase of Common Stock	5,000	03/04/2016

I-3

Purchase of Common Stock	1,473	03/08/2016
Purchase of Common Stock	2,006	03/15/2016
Purchase of Common Stock	2,673	03/18/2016
Purchase of Common Stock	4,837	03/30/2016
Purchase of Common Stock	3,500	03/30/2016
Purchase of Common Stock	4,800	03/31/2016
Purchase of Common Stock	5,000	03/31/2016
Purchase of Common Stock	20,000	04/04/2016
Purchase of Common Stock	10,000	04/05/2016
Purchase of Common Stock	5,000	04/07/2016
Sale of Common Stock	(6,511)	04/19/2016
Purchase of Common Stock	2,811	04/26/2016
Purchase of Common Stock	9,939	04/28/2016
Purchase of Common Stock	6,380	04/29/2016
Purchase of Common Stock	638	04/29/2016
Purchase of Common Stock	3,930	05/03/2016
Purchase of Common Stock	3,402	05/04/2016
Purchase of Common Stock	1,000	05/04/2016
Purchase of Common Stock	13,685	05/05/2016
Purchase of Common Stock	1,000	05/05/2016
Purchase of Common Stock	25,000	05/10/2016
Purchase of Common Stock	14,000	05/10/2016
Purchase of Common Stock	1,000	05/10/2016
Purchase of Common Stock	15,500	05/11/2016
Purchase of Common Stock	2,000	05/11/2016
Purchase of Common Stock	30,000	05/17/2016
Purchase of Common Stock	1,000	05/17/2016
Sale of Common Stock	(10,000)	05/20/2016
Sale of Common Stock	(13,600)	06/06/2016
Sale of Common Stock	(10,812)	06/08/2016
Sale of Common Stock	(15,310)	06/13/2016
Sale of Common Stock	(2,600)	06/15/2016
Purchase of Common Stock	29,891	06/24/2016
Purchase of Common Stock	7,000	06/30/2016
Purchase of Common Stock	2,000	07/12/2016
Purchase of Common Stock	1,500	07/25/2016
Purchase of Common Stock	2,000	07/27/2016
Purchase of Common Stock	8,728	07/28/2016
Purchase of Common Stock	11,600	08/01/2016
Purchase of Common Stock	7,500	08/02/2016
Purchase of Common Stock	7,402	08/02/2016
Purchase of Common Stock	7,000	08/08/2016
Purchase of Common Stock	1,000	08/08/2016
Purchase of Common Stock	5,000	08/10/2016
Purchase of Common Stock	10,000	08/12/2016
Purchase of Common Stock	8,500	08/17/2016
Purchase of Common Stock	20,000	08/17/2016
Purchase of Common Stock	2,500	08/17/2016
Purchase of Common Stock	5,000	08/18/2016
Purchase of Common Stock	3,000	08/19/2016

I-4

Purchase of Common Stock	8,307	08/31/2016
Purchase of Common Stock	5,000	09/06/2016
Sale of Common Stock	(17,702)	09/15/2016
Purchase of Common Stock	6,500	09/19/2016
Purchase of Common Stock	9,000	09/19/2016
Purchase of Common Stock	7,500	09/19/2016
Purchase of Common Stock	2,000	09/19/2016
Purchase of Common Stock	5,700	09/29/2016
Purchase of Common Stock	5,700	09/29/2016
Purchase of Common Stock	5,700	09/29/2016
Purchase of Common Stock	11,360	10/04/2016
Sale of Common Stock	(13,062)	10/10/2016
Purchase of Common Stock	19,236	10/11/2016
Purchase of Common Stock	6,338	10/12/2016
Purchase of Common Stock	11,350	10/13/2016
Purchase of Common Stock	11,350	10/13/2016
Purchase of Common Stock	10,000	10/14/2016
Purchase of Common Stock	3,233	10/17/2016
Purchase of Common Stock	4,278	10/18/2016
Purchase of Common Stock	5,119	10/19/2016
Purchase of Common Stock	7,400	10/20/2016
Purchase of Common Stock	3,323	10/24/2016
Purchase of Common Stock	9,000	10/26/2016
Purchase of Common Stock	1,732	10/26/2016
Purchase of Common Stock	1,297	10/27/2016
Purchase of Common Stock	2,098	10/28/2016
Purchase of Common Stock	5,000	10/28/2016
Purchase of Common Stock	2,400	11/01/2016
Purchase of Common Stock	10,154	11/03/2016
Purchase of Common Stock	5,000	11/10/2016
Purchase of Common Stock	3,332	11/15/2016
Purchase of Common Stock	650	11/15/2016
Purchase of Common Stock	7,871	11/16/2016
Purchase of Common Stock	5,247	11/16/2016
Purchase of Common Stock	1,500	11/17/2016
Purchase of Common Stock	1,000	11/17/2016
Purchase of Common Stock	5,000	11/18/2016
Purchase of Common Stock	1,000	11/18/2016
Purchase of Common Stock	4,500	12/01/2016
Purchase of Common Stock	500	12/01/2016
Purchase of Common Stock	1,500	12/09/2016
Purchase of Common Stock	4,875	12/12/2016
Purchase of Common Stock	9,425	12/12/2016
Purchase of Common Stock	19,500	12/12/2016
Purchase of Common Stock	9,501	12/13/2016
Purchase of Common Stock	4,648	12/27/2016
Purchase of Common Stock	4,648	12/27/2016
Purchase of Common Stock	465	12/27/2016
Purchase of Common Stock	9,296	12/27/2016
Purchase of Common Stock	3,000	12/28/2016

I-5

Purchase of Common Stock	3,000	12/28/2016
Purchase of Common Stock	10,000	12/28/2016
Purchase of Common Stock	5,809	12/29/2016
Purchase of Common Stock	7,000	12/29/2016
Purchase of Common Stock	10,000	12/30/2016
Purchase of Common Stock	3,520	01/03/2017
Sale of Common Stock	(10,000)	01/06/2017
Sale of Common Stock	(3,000)	01/09/2017
Sale of Common Stock	(52,084)	01/09/2017
Purchase of Common Stock	10,473	01/12/2017
Purchase of Common Stock	5,000	01/12/2017
Purchase of Common Stock	5,000	01/13/2017
Purchase of Common Stock	6,200	01/13/2017
Purchase of Common Stock	13,438	01/25/2017
Purchase of Common Stock	6,000	02/01/2017
Purchase of Common Stock	5,000	02/06/2017
Purchase of Common Stock	1,091	02/10/2017
Purchase of Common Stock	15,000	02/21/2017
Purchase of Common Stock	15,000	02/22/2017
Purchase of Common Stock	5,000	02/28/2017
Purchase of Common Stock	4,684	03/03/2017
Purchase of Common Stock	2,928	03/03/2017
Purchase of Common Stock	8,783	03/03/2017
Purchase of Common Stock	4,167	03/07/2017
Purchase of Common Stock	4,978	03/13/2017
Purchase of Common Stock	2,987	03/13/2017
Purchase of Common Stock	7,500	03/15/2017
Sale of Common Stock	(10,797)	03/15/2017
Purchase of Common Stock	76,496	04/24/2017
Sale of Common Stock	(76,496)	04/24/2017
Purchase of Common Stock	1,289	05/26/2017
Purchase of Common Stock	8,487	05/31/2017
Purchase of Common Stock	9,854	06/01/2017
Purchase of Common Stock	7,593	06/02/2017
Purchase of Common Stock	3,797	06/02/2017
Purchase of Common Stock	14,977	06/05/2017
Purchase of Common Stock	98,000	08/01/2017
Sale of Common Stock	(98,000)	08/01/2017
Purchase of Common Stock	5,000	10/26/2017
Purchase of Common Stock	15,000	10/27/2017
Purchase of Common Stock	16,600	10/27/2017
Purchase of Common Stock	1,134	11/08/2017
Purchase of Common Stock	5,600	11/13/2017
Purchase of Common Stock	2,333	11/21/2017
Purchase of Common Stock	2,334	11/21/2017
Purchase of Common Stock	6,682	11/24/2017
Purchase of Common Stock	5,400	11/29/2017
Purchase of Common Stock	12,794	12/18/2017
Purchase of Common Stock	10,000	12/19/2017
Purchase of Common Stock	6,622	12/21/2017

I-6

Purchase of Common Stock	11,708	12/22/2017
Purchase of Common Stock	6,912	12/28/2017
Purchase of Common Stock	4,776	01/10/2018
Purchase of Common Stock	5,059	01/19/2018
Purchase of Common Stock	5,370	01/22/2018

I-7

SCHEDULE II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

•	Set forth below is information with respect to persons who are registered as beneficial owners of more than 5% of the Fund’s outstanding shares as of January 30, 2018.[1]
Title Of Class	Name and Address	Shares	Percent of Class
Common Stock	CEDE & CO Bowling Green STN P. O. Box 20 New York, NY 10274-0020	15,654,418	99.60%[2]

The shares held by Cede & Co. include the accounts set forth below. The information below is based on publicly available information such as Schedule 13D and 13G disclosures filed with the SEC or other similar regulatory filings from foreign jurisdictions or other information known by the City of London.

Title Of Class	Name and Address	Shares	Percent of Class
Common Stock	City of London Investment Management Co. Ltd. 77 Gracechurch Street London EC3V 0AS England	4,229,534	26.9%
Common Stock	Lazard Asset Management 30 Rockefeller Plaza New York, NY 10112	2,407,711	15.35%

______________________________
[1]	Once the Company files its definitive proxy statement for the 2018 Annual Meeting, City of London intends to supplement this Proxy Statement to update this information as of the Record Date and file revised definitive materials with the Securities and Exchange Commission, if necessary.

[2]	Based on information included in the definitive proxy statement filed by Fund with the SEC on May 3, 2017.

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give City of London your proxy FOR the election of the Nominees and in accordance with City of London’s recommendations on the other proposals on the agenda for the Annual Meeting by taking two steps:

●	SIGNING the enclosed BLUE proxy card;
●	DATING the enclosed BLUE proxy card; and
●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of City of London’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

BLUE PROXY CARD

the china fund, Inc.

2018 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF EMERGING MARKETS COUNTRY FUND, CITY OF LONDON INVESTMENT GROUP PLC AND THE OTHER PARTICIPANTS TO THIS SOLICITATION

THE BOARD OF DIRECTORS OF THE CHINA FUND, INC.
IS NOT SOLICITING THIS PROXY

P      R     O     X     Y

The undersigned appoints Barry M. Olliff, Adam Finerman and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of The China Fund, Inc. (the “Fund”) which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders of the Fund scheduled to be held at State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, on Tuesday, March 27, 2018 at 12:00 p.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Fund held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Emerging Markets Country Fund (“GBL”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with City of London’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

CITY OF LONDON STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.

1.	City of London’s proposal to elect Julian Reid and Richard A. Silver as Class I directors of the Fund to serve until the 2021 Annual Meeting of Stockholders.
	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees: Julian Reid Richard A. Silver	☐	☐	☐ ________________ ________________

City of London does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, City of London has reserved the right to nominate substitute person(s) if the Fund makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s). There is no assurance that any of the candidates who have been nominated by the Fund will serve as directors if our Nominees are elected.

City of London intends to use this proxy to vote “FOR” Messrs. Reid and Silver. There is no assurance that any of the candidates who have been nominated by the Fund will serve as trustees if our nominees are elected.

Note: If you do not wish for your Shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your Shares will be voted for the remaining nominee(s).

_______________________________________

2.	City of London’s proposal to terminate all investment advisory and management agreements with Allianz Global Investors U.S., LLC.
☐FOR	☐AGAINST	☐ABSTAIN

DATED: ____________________________

BLUE PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.